Exhibit 99.2
BUSINESS OBJECTS S.A.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per ordinary share and ADS data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
	(unaudited)		(unaudited)
Revenues:
Net license fees	$123,110	$124,858	$249,004	$240,009
Services	171,374	137,551	323,751	271,175

Total revenues	294,484	262,409	572,755	511,184
Cost of revenues:
Net license fees	10,276	7,249	18,252	14,417
Services	66,023	52,781	126,790	104,162

Total cost of revenues	76,299	60,030	145,042	118,579

Gross profit	218,185	202,379	427,713	392,605
Operating expenses:
Sales and marketing	123,123	104,787	240,623	208,509
Research and development	52,644	40,427	96,381	80,701
General and administrative	28,965	22,218	59,328	47,031

Total operating expenses	204,732	167,432	396,332	336,241

Income from operations	13,453	34,947	31,381	56,364
Interest and other income, net	3,008	3,178	5,863	7,578

Income before provision for income taxes	16,461	38,125	37,244	63,942
Provision for income taxes	(8,512)	(14,986)	(16,958)	(25,797)

Net income	$7,949	$23,139	$20,286	$38,145

Basic net income per ordinary share and ADS	$0.09	$0.26	$0.22	$0.43

Diluted net income per ordinary share and ADS	$0.08	$0.25	$0.21	$0.42

Ordinary shares and ADSs used in computing basic net income per ordinary share and ADS	93,310	90,030	92,946	89,727

Ordinary shares and ADSs and equivalents used in computing diluted net income per ordinary share and ADS	95,083	92,089	95,162	91,650

BUSINESS OBJECTS S.A.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except nominal value per ordinary share)

	June 30, 2006	December 31, 2005
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$469,490	$332,777
Restricted cash	30,545	22,157
Short-term investments	5,041	4,651
Accounts receivable, net	239,401	265,672
Deferred tax assets	13,106	13,605
Prepaid and other current assets	60,919	60,880

Total current assets	818,502	699,742

Goodwill	1,210,775	1,166,043
Other intangible assets, net	122,607	110,512
Property and equipment, net	85,888	74,116
Deposits and other assets	28,766	34,945
Long-term restricted cash	26,428	20,858
Long-term deferred tax assets	15,230	17,142

Total assets	$2,308,196	$2,123,358

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$52,118	$45,777
Accrued payroll and related expenses	73,940	83,332
Income taxes payable	95,034	79,820
Deferred revenues	265,920	201,788
Other current liabilities	78,799	72,098
Escrows payable	24,970	21,728

Total current liabilities	590,781	504,543

Long-term escrows payable	19,951	10,902
Other long-term liabilities	8,487	8,871
Long-term deferred tax liabilities	2,290	2,853
Long-term deferred revenues	8,480	6,734

Total liabilities	629,989	533,903

Shareholders’ equity
Ordinary shares, Euro 0.10 nominal value	10,524	10,359
Additional paid-in capital	1,257,437	1,217,473
Treasury, Business Objects Option LLC, and Employee Benefit Sub-Plan Trust shares	(4,214)	(3,223)
Retained earnings	362,631	342,345
Unearned compensation	—	(12,243)
Accumulated other comprehensive income	51,829	34,744

Total shareholders’ equity	1,678,207	1,589,455

Total liabilities and shareholders’ equity	$2,308,196	$2,123,358

BUSINESS OBJECTS S.A.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Six Months Ended
	June 30,
	2006	2005
	(unaudited)
Operating activities:
Net income	$20,286	$38,145
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property and equipment	15,770	16,516
Amortization of other intangible assets	19,146	16,040
Stock-based compensation expense	24,917	2,360
Excess tax benefits from stock-based compensation	(2,422)	—
Acquired in-process research and development	3,300	—
Deferred income taxes	(5,789)	3,850
Changes in operating assets and liabilities:
Accounts receivable, net	45,546	29,019
Prepaid and other current assets	6,654	(8,865)
Deposits and other assets	6,282	7,563
Accounts payable	2,499	4,523
Accrued payroll and related expenses	(21,645)	(14,389)
Income taxes payable	16,937	(14,067)
Deferred revenues	45,860	15,517
Other liabilities	(1,953)	(24,943)
Short-term investments classified as trading	(390)	(15)

Net cash provided by operating activities	174,998	71,254

Investing activities:
Purchases of property and equipment	(22,807)	(13,891)
Business acquisitions, net of acquired cash	(55,482)	—
Increase in escrows payable	12,099	—
Transfer of cash to restricted cash accounts	(13,766)

Net cash used in investing activities	(79,956)	(13,891)

Financing activities:
Issuance of shares	25,361	16,057
Excess tax benefits from stock-based compensation	2,422	—

Net cash provided by financing activities	27,783	16,057

Effect of foreign exchange rate changes on cash and cash equivalents	13,888	(911)

Net increase in cash and cash equivalents	136,713	72,509
Cash and cash equivalents, beginning of the period	332,777	293,485

Cash and cash equivalents, end of the period	$469,490	$365,994